METLIFE INVESTORS USA SEPARATE ACCOUNT A
          A Separate Account of MetLife Investors USA Insurance Company

                            22 Corporate Plaza Drive
                         Newport Beach, California 92660


                                  SUPPLEMENT TO
                          VOTING INFORMATION STATEMENT


     You should have recently received a Voting Information Statement from MetLife Investors USA Insurance Company ("MetLife Investors USA") describing the proposed substitution of the MFS Total Return Portfolio ("MFS Total Return" or the "Replacement Portfolio") for the Fidelity VIP Asset Manager Portfolio, a current funding option under certain variable annuity contracts issued by MetLife Investors USA ("Fidelity Asset Manager" or the "Current Portfolio", and together with the Replacement Portfolio, the "Portfolios"). Because 2003 expense information was not yet readily available for each Portfolio, the Voting Information Statement included 2002 expense information for each of the Portfolios (adjusted, in the case of the Replacement Portfolio, to reflect the Portfolio's greater level of assets subsequent to the substitution).

     To assist you in your consideration of the substitution, MetLife Investors USA is hereby supplementing the information that you previously received with the more recent 2003 expense information. Please note that the 2003 expense information for the Replacement Portfolio (like the 2002 expense information for the Portfolio) has also been adjusted to reflect the higher level of assets in the Portfolio as if the substitution had occurred during that year.

     Please note that if you have previously voted and would like to change your vote based upon the information below, you may return the enclosed Voting
Instruction Card in the enclosed postage-paid envelope. You may also vote via Internet, by telephone or by facsimile as described on the Voting Instruction Card. Any previous vote you have submitted will not be counted if we receive a later-dated Voting Instruction Card or vote from you.

     The presentation of the updated 2003 expense information below is for your information purposes only. The condition of the substitution relating to the cap on the expenses of the Replacement Portfolio remains the same as described in the Voting Information Statement. The combined annualized net expenses of Separate Account A (or the subaccount) and the Replacement Portfolio may not exceed the total combined 2002 fiscal year net expenses for the Current Portfolio and the Separate Account A (or the Subaccount) for two years following the substitution. The 2002 annual operating expenses for the Current Portfolio were 0.63%.



Please replace the "How do the Portfolios' fees and expenses compare?" section on page 5 of the Voting Information Statement with the following:

How do the Portfolios' fees and expenses compare?

     Assuming the substitution takes place, MFS Total Return should have a lower total expense ratio than Fidelity Asset Manager, including a lower management fee.

     You will not incur any fees or charges as a result of the substitution.

     The following tables allow you to compare the various fees and expenses that you would pay as a result of Separate Account A buying and holding shares of each of the Portfolios.

     The amounts for the shares of the Portfolios set forth in the following tables and in the examples are based on the expenses for the Portfolios for the fiscal year ended December 31, 2003 and are expressed as a percentage of each Portfolio's average daily net assets (adjusted, in the case of the Replacement Portfolio, to assume the substitution had occurred on December 31, 2003).

     The Initial Class shares of the Current Portfolio and of the Class A shares of the Replacement Portfolio are not charged any initial or deferred sales charge, or any other transaction fees. The Replacement Portfolio's Class A shares and the Initial Class shares of the Current Portfolio are not subject to Rule 12b-1 fees.

THESE TABLES DO NOT REFLECT THE CHARGES AND FEES ASSESSED BY METLIFE INVESTORS USA UNDER YOUR CONTRACT.

         Fees and Expenses (as a percentage of average daily net assets)
         ---------------------------------------------------------------



    ----------------------------------------------- --------------------- --------------------
                                                       Fidelity Asset      MFS Total Return
                                                          Manager
                                                                           (Class A shares)
                                                       (Initial Class
                                                          shares)

    ----------------------------------------------- --------------------- --------------------
    ----------------------------------------------- --------------------- --------------------
    Management Fees                                        0.53%                 0.50%
    ----------------------------------------------- --------------------- --------------------
    ----------------------------------------------- --------------------- --------------------
    12b-1 Fees                                              ----                 ----
    ----------------------------------------------- --------------------- --------------------
    ----------------------------------------------- --------------------- --------------------
    Other Expenses                                         0.10%                 0.10%
    ----------------------------------------------- --------------------- --------------------
    ----------------------------------------------- --------------------- --------------------
    Total Annual Portfolio Operating Expenses              0.63%                 0.60%(1)
    ----------------------------------------------- --------------------- --------------------


(1) The total operating expenses of MFS Total Return have been adjusted to assume the substitution took place as of December 31, 2003. Based on the combined assets of the Portfolios of approximately $421.8 million, the "Other Expenses" of MFS Total Return which were actually 0.19% based on assets of $156.4 million, would have been approximately 0.10%. The Portfolio's actual 2003 total annual operating expenses were 0.69%.

     The tables below show examples of the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The examples are intended to help you compare the cost of investing in the Current Portfolio versus the Replacement Portfolio. The examples assume a 5% average annual return, that you redeem all of your shares at the end of each time period and that you reinvest all of your dividends. The following tables also assume that total annual operating expenses remain the same. The examples are for illustration only, and your actual costs may be higher or lower.

     THE EXAMPLES DO NOT REFLECT THE FEES, EXPENSES OR WITHDRAWAL CHARGES IMPOSED BY YOUR CONTRACT. IF THOSE FEES AND EXPENSES HAD BEEN INCLUDED, YOUR COSTS WOULD BE HIGHER.



         Examples of Portfolio Expenses

          ----------------- ---------------------------------------------------------------------------------
                                                           MFS Total Return
                                 One Year           Three Years          Five Years           Ten Years


         Class A                   $62                 $193                $336                 $752
          shares
          ----------------- -------------------- ------------------- -------------------- -------------------


          ----------------- ---------------------------------------------------------------------------------
                                                         Fidelity Asset Manager
                                 One Year           Three Years          Five Years           Ten Years
          Initial Class             $65                 $202                $352                 $788
          shares
          ----------------- -------------------- ------------------- -------------------- -------------------